UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53651 (Commission File Number)	20-2760722 (I.R.S. Employer Identification No.)

210 West Spring Street, Freeport, Illinois (Address of principal executive offices)	61032 (Zip Code)

 Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 23, 2009 we entered into a Toll Processing Agreement effective December 1, 2009 (the “December Toll Agreement”) with REG Marketing & Logistics Group, LLC (“REG Marketing”), a subsidiary of Renewable Energy Group, Inc., that provides for us to process feedstock into biodiesel for the account of REG Marketing during the month of December 2009.  REG Marketing is not obligated to request us to produce any minimum amount of biodiesel under the agreement.  We will be paid a tolling fee for any biodiesel produced under the agreement and the amount of the fee will vary based on the amount of biodiesel produced.  A copy of the December Toll Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the December Toll Agreement is qualified in its entirety by reference to the full text of that agreement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Toll Processing Agreement by and between Blackhawk Biofuels, LLC and REG Marketing & Logistics Group, LLC effective December 1, 2009(1)

(1)  Certain material has been omitted from this exhibit in accordance with a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. The omitted material has been filed separately with the Commission.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: December 30, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)